UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2005, ValueClick, Inc. ("ValueClick") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Fastclick, Inc. ("Fastclick") and FC Acquisition Sub, Inc. ("FCAS"), a wholly-owned subsidiary of ValueClick.

MERGER AGREEMENT

Under the terms of the Merger Agreement, ValueClick has agreed to make an exchange offer (the "Offer") for all outstanding shares of Fastclick common stock pursuant to which each share of Fastclick common stock tendered to and accepted by ValueClick would be exchanged for 0.7928 of a share of ValueClick common stock. As soon as practicable following the completion of the Offer, ValueClick has agreed to effect the merger of FCAS with and into Fastclick (the "Merger"). Upon the consummation of the Merger, each share of Fastclick common stock not purchased in the Offer will be converted into the right to receive 0.7928 of a share of ValueClick common stock and Fastclick will become a wholly-owned subsidiary of ValueClick. The Merger Agreement contains customary representations and warranties, covenants and conditions.

Fastclick’s Board of Directors has approved the Merger Agreement and unanimously recommends that its stockholders tender their shares for exchange pursuant to the Offer and adopt the Merger Agreement.

The consummation of the Offer is subject to customary conditions, including regulatory approvals. Completion of the Offer, which has a minimum condition that not less than 66.7% of the outstanding shares of Fastclick common stock are tendered and not withdrawn, is a condition of ValueClick’s obligation to effect the Merger.

A copy of the Merger Agreement is filed as an exhibit to this report. Reference is made to the Merger Agreement for a full statement of the terms and conditions of the Offer and the Merger.

EXCHANGE AGREEMENTS

Fastclick’s management and significant stockholders entered into lock-up agreements with the lead underwriters in Fastclick’s initial public offering that may place restrictions on their ability to tender their shares in the Offer. In connection with the execution of the Merger Agreement, Fastclick’s major stockholders, who in the aggregate hold approximately 58% of the outstanding shares of Fastclick, have entered into agreements with ValueClick pursuant to which they will be required to tender their shares in the Offer, subject to certain conditions, once the underwriters’ lock-ups have been waived or have expired. The underwriters’ lock-ups expire by their terms at 11:59 pm Pacific Time on September 27, 2005 unless the underwriters provide an earlier waiver of the lock-ups.

An additional discussion of the Merger Agreement, the Offer, and the Merger is provided in the parties’ joint press release of August 11, 2005, a copy of which is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Agreement and Plan of Merger and Reorganization among ValueClick, Inc., Fastclick, Inc. and FC Acquisition Sub, Inc., dated August 10, 2005.

ValueClick, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

99.1 Joint press release dated August 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

August 11, 2005	By:	James R. Zarley

Name: James R. Zarley
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization
99.1	Joint press release dated August 11, 2005